Exhibit 99.1

Newgioco Group, Inc. adds Experience and Independence to the Board of Directors

New York, May 2, 2017. Newgioco Group, Inc. (OTCQB:NWGI) a company providing regulated online and offline retail gaming and wagering through licensed subsidiaries in Italy, announced today that it has appointed Kelly Ehler, Stefano Giorgi and Robert Stabile to serve as independent members of the Company's board of directors.

Kelly Ehler is a Chartered Accountant and former auditor with PWC and banker with Bank of Montreal. He currently sits on various corporate boards and board committees including additional roles as Audit Committee Chairman, assisting in audits, preparation and consolidation of financial statements for multi-currency and multijurisdictional public companies, drafting and review of legal agreements on acquisitions, shareholder agreements and mining related agreements. Kelly brings extensive public company experience and knowledge in numerous capacities and positions including CEO, COO, VP and CFO.

Stefano Giorgi is a graduate of Communications Sciences from Viterbo, Italy and brings over 25 years of IT business experience holding various specialty competencies including Cloud based and BigData software architecture, customer development strategies with an in-depth knowledge of B2B responsibilities and Marketing Policy Definition. He has also served as a regional sales director for a wide range of clients from large corporate entities (TIM, Lottomatica) to government agencies (Autostrade, Poste Italia). Stefano is currently the CEO of an innovative Italian IT solutions development company, compiling vocational training and skills development programs based on .NET and JAVA technology.

Robert Stabile is a Chartered Financial Analyst, and currently the CFO of Beanfield Technologies Inc., a leading independent telecommunications company based in Toronto, Ontario. Robert brings extensive and diversified financial analysis and modelling experience with him. Robert was recently a Portfolio Manager of Mutual Funds and Private Client Accounts at LDIC Inc.. Prior to managing money, Robert was advising institutional investors as an Equity Research Analyst with CIBC World Markets, and then as an Equity Salesman and Partner at Paradigm Capital, a Canadian Investment Banking Firm. Robert holds an Honours Business degree from Wilfrid Laurier University.

"We're extremely pleased to welcome Kelly, Stefano and Rob to our Board of Directors which now consists of three inside and five independent directors," stated Company Chairman and CEO, Michele Ciavarella. "We are very confident that the strengthened composition of Company directors provides a depth of experience, leadership and good governance, to guide Newgioco through its future objectives."

All three independent directors have been appointed under a casual vacancy and will put themselves forward for election at the next annual meeting of shareholders.


About Newgioco Group, Inc.

Newgioco Group, Inc., together with its wholly owned subsidiaries, is a fully licensed and integrated online and land-based leisure gaming operator. The Company conducts its business under the registered brand Newgioco primarily through its internet-based betting distribution network on our website www.newgioco.it as well as retail neighborhood betting shops situated throughout Italy.

The Company offers its clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, interactive games and slots, as well as owning and operating an innovative betting platform (www.odissea.at) providing both B2B and B2C bet processing. Additional information is available on our corporate website at www.newgiocogroup.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.


Newgioco Investor Relations Contacts
Tel: +39.391.306.4134
Email: investor@newgiocogroup.com
Website: www.newgiocogroup.com
Newgioco Group Investor Relations contact form:
http://www.newgiocogroup.com/index.php/contact-us/